10F-3 Report
CGCM CORE Fixed Income Investments

Period: 09/01/2006 through 02/28/2007
ID  Issuer Name    Trade Date Selling Dealer Total Amount Purchase Price % Received by Fund   % of Issue (1)

914 Lyondell Chemical 8.00% (WAMCo)  9/15/2006 JPMorgan 30,000.00 100.00   0.003%    0.034%
915 Lyondell Chemical 8.25% (WAMCo)  9/15/2006 JPMorgan 15,000.00 100.00   0.002%    0.028%
957 Anadarko Petroleum Corp (Blackrock) 9/14/2006 Credit Suisse 675000.00 99.52   0.039%    0.039%
993 HCA V5 (WAMCo)   11/9/2006 Banc of America 250,000.00 100.00   0.004%    0.006%
994 HCA Y5 (WAMCo)   11/9/2006 Banc of America 120,000.00 100.00   2.105%    3.509%99494
1031 Level 3 Financing Inc (WAMCo)   2/9/2007  Merrill Lynch  95,000.00 100.00    0.019%     .019%
1082 Lehman Brothers (WAMCo)   1/9/2007  Lehman Brothers 350,000  100.00    0.023%     0.023%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

Other Participant
Accounts   Issue Amount     Total Received All
Funds

914- Includes purchases by other affiliated mutual funds and
discretionary accounts in the amounts of:    270,000.00   875,000,000.00     300,000.00

915-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    235,000.00   900,000,000.00     250,000.00

957-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    1,750,000,000.00     675,000.00

993-Includes purchases by other affiliated mutual funds and
discretionary accounts n the amount of:    105,000.00   5,700,000,000.00     355,000.00

994-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    80,000.00   5,700,000.00     200,000.00

1031-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    500,000,000.00      95,000

1082-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    1,500,000,000.00     350,000.00